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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2010

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                        ORE PHARMACEUTICAL HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

        Delaware                        0-23317                  27-1088078
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                           One Main Street, Suite 300
                         Cambridge, Massachusetts 02142
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (617) 649-2001

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                       610 Professional Drive, Suite 101
                          Gaithersburg, Maryland 20879
     _____________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Background
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On April 1, 2003, a predecessor entity to the Company executed two Guaranties of
Lease (the "Guaranties"), pursuant to which it guaranteed the payment and performance obligations of its wholly owned subsidiary, GLA II Corp. ("GLA"), under two office leases (the "GLA Leases") with GLA's landlords (the "610 Landlord" and the "620 Landlord" and together, the "Landlords"). The GLA leases were ultimately assigned to the Company's wholly owned subsidiary, Gene Logic Laboratories Inc. ("GLL").

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006, on December 15, 2006, the Company entered into a stock purchase agreement with Bridge Pharmaceuticals Inc. ("Bridge") pursuant to which the Company sold all of the outstanding capital stock of GLL to Bridge (the "Stock Purchase Agreement"). In connection with the Stock Purchase Agreement, GLL became a wholly owned subsidiary of Bridge and the GLA Leases were assigned to Bridge.

In connection with the Stock Purchase Agreement, the Company agreed to continue to guarantee the obligations of Bridge pursuant to the Guaranties until such time as replacement guaranties acceptable to the Landlords were delivered to the Landlords. In the event replacement guaranties were not accepted by the Landlords, then Bridge agreed to indemnify the Company against any action by the Landlords to assert claims against the Company under the Guaranties. The Company believes that its Guaranties remain in effect and that Bridge remains obligated to provide indemnification to the Company in relation to the Guaranties.

Demand Letters
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On January 28, 2010, the Company received notice from counsel to the 620
Landlord, and on February 1, 2010, the Company received notice from counsel to the 610 Landlord, each in connection with the Guaranties and claiming that Bridge had defaulted on its obligations under the GLA Leases by failing to pay rent when due (the "Demand Letters") and demanding that the Company fulfill its obligations under the Guaranties. The aggregate amount of non-payment of rent under the GLA Leases, as estimated by counsel to the respective Landlords in the Demand Letters, is approximately $65,000, representing an aggregated one month's rent and related expenses past due, net of previously existing credits. However, total future rent potentially payable under the GLA Leases through 2013 is approximately $4.1 million. Counsel to the Landlords also asserted that the Company may be liable under the Guaranties for additional costs and expenses.

The Company does not believe it will be ultimately responsible for the amounts described above. The Company is actively pursuing all available avenues to hold Bridge or other affiliated entities responsible for obligations under the GLA Leases or to otherwise recoup amounts owed by Bridge or other affiliated entities for non-payment of rent under the GLA Leases and other costs and expenses.


Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2009, on October 20, 2009, the stockholders of Ore Pharmaceuticals Inc. ("Ore") adopted the Agreement and Plan of Reorganization, dated August 14, 2009, by and among Ore, the Company and Ore Pharmaceuticals Merger Sub Inc. (the "Reorganization Agreement"). The reorganization contemplated by the Reorganization Agreement (the "Reorganization") was consummated on October 20, 2009. In connection with the Reorganization, the Company moved its headquarters from 610 Professional Drive, Suite 101 Gaithersburg, Maryland 20879 to One Main Street, Suite 300 Cambridge, Massachusetts 02142.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ORE PHARMACEUTICAL HOLDINGS INC.



Dated: February 3, 2010                /s/ BENJAMIN L. PALLEIKO
                                       ------------------------
                                       Benjamin L. Palleiko
                                       Senior Vice President and Chief Financial
                                       Officer